U.S. SECURITIES AND EXCHNAGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
              (Date of earliest event reported):  November 15, 2001

                       THE CYBER GROUP NETWORK CORPORATION
             (Exact name of registrant as specified in its chapter)

                                     NEVADA
             (State or Jurisdiction of incorporation or origination)

                                    000-28153
                            (Commission File Number)

                                   33-0901534
                     (I.R.S. Employer Identification Number)

        720 E. Carnegie Dr. Suite 200, San Bernardino, CA        92408
            (Address of principal executive offices)           (Zip Code)

                 Registrant's telephone number:  (909) 890-9769

Item  5.  Other  Events

Further Revised New Stock Trading Symbol

     We have been informed by the Over-the-Counter Bulletin Board (OTCBB) of NASDAQ, that, as a result of the reverse 1:15 split of our common stock (record date as of the close of business on November 23, 2001), we will have a new trading symbol beginning at the opening business on Monday, November 26, 2001. We previously reported a new stock symbol for that event. However, the OTCBB has again re-assigned to us a further new stock trading symbol which will be CGPND for the commencement of trading on November 26, 2001.

     Approximately 20 business days after November 26, 2001 (which will be December 24, 2001), we will request that our trading symbol return to its former symbol of CGPN.

     The approximate number of shares that we will have outstanding after the reverse 1:15 split of our stock at the close of business on November 23, 2001 will be 11,199,953 shares of common stock and fractional shares will be rounded up after the reverse split. This amount of shares has been recalculated since our previous report on Form 8-K.


Item  7.  Financial  Statements  and  Exhibits

(a)  Financial  Statements

          None.

(b)  Exhibits

          None.

                                    SIGNATURE

     Pursuant  to  the  requirements  of  Sections 13 or 15(d) of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.


                                       THE CYBER GROUP NETWORK CORPORATION



DATED:  November 15, 2001              ---------------------------------
                                       By:  /s/ Gregory D. Evans
                                       Gregory D. Evans
                                       Chief Executive Officer